UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2021

Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-38445	36-4787690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 944-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Changes

Chief Executive Officer and President

Effective June 14, 2021, Dane C. Andreeff was appointed as President and Chief Executive Officer of Helius Medical Technologies, Inc. (the “Company”). Mr. Andreeff, age 55, has served as the Company’s Interim President and Chief Executive Officer since August 2020 and as a member of the Board of Directors since August 2017. Mr. Andreeff is the General Partner and Portfolio Manager at Maple Leaf Partners, LP, which is the beneficial owner of approximately 5.0% of the Company’s outstanding Class A Common Stock. Maple Leaf Partners, LP is a hedge fund founded by Mr. Andreeff, where he has been employed since 1996. In 2003, the fund was seeded by Julian Robertson’s Tiger Management and later grew to over $2 billion in assets under management. Mr. Andreeff also serves as a member of the board of directors of privately-held HDL Therapeutics, Inc. and Myocardial Solutions, Ltd. Mr. Andreeff received his Bachelor’s degree in Economics from the University of Texas at Arlington in 1989 and his Master’s degree in Economics from the University of Texas at Arlington in 1991.

Chief Financial Officer and Treasurer

Also effective June 14, 2021, Jeffrey S. Mathiesen was appointed as Chief Financial Officer and Treasurer of the Company. Mr. Mathiesen, age 60, has served as a member of the Company’s Board of Directors from June 2020 to June 2021. Additionally, Mr. Mathiesen has served as Vice Chair and Lead Independent Director since March 2020 and as Director and Audit Committee Chair, since 2015, of Panbela Therapeutics, Inc. (Nasdaq: PBLA), a publicly traded, clinical stage biopharmaceutical company developing therapies for pancreatic diseases. Mr. Mathiesen has also served as Director and Audit Committee Chair of NeuroOne Medical Technologies Corporation (Nasdaq: NMTC), a publicly traded medical technology company providing neuromodulation continuous EEG monitoring and treatment solutions for patients suffering from epilepsy and other nerve related disorders, since 2017, and eNeura, Inc., a privately held medical technology company providing therapy for both acute treatment and prevention of migraine, from 2018 to 2020. Mr. Mathiesen served as Advisor to the CEO of Teewinot Life Sciences Corporation, a privately held global leader in the biosynthetic development and production of cannabinoids and their derivatives for consumer and pharmaceutical products, from October 2019 to December 2019, and served as Chief Financial Officer from March 2019 to October 2019. In August 2020, Teewinot Life Insurance Sciences filed a voluntary petition under Chapter 11 of the United Stated Bankrupcy Code. Mr. Mathiesen previously served as Chief Financial Officer of Gemphire Therapeutics Inc., which was acquired by NeuroBo Pharmaceuticals, Inc. (Nasdaq: NRBO) in January 2020, a publicly-held clinical-stage biopharmaceutical company developing therapies for patients with cardiometabolic disorders, from 2015 to 2018, and as Chief Financial Officer of Sunshine Heart, Inc. (Nasdaq: CHFS), a publicly-held early-stage medical device company, from 2011 to 2015. Mr. Mathiesen began his career at Deloitte & Touche LLP in 1983. Mr. Mathiesen received a B.S. in Accounting from the University of South Dakota and is a Certified Public Accountant.

Chief Operating Officer and Secretary

Joyce LaViscount, previously Chief Financial Officer, Chief Operating Officer and Secretary of the Company, will continue in the roles of Chief Operating Officer and Secretary, also effective June 14, 2021. Ms. LaViscount, age 59, has served as the Company’s Chief Financial Officer and Chief Operating Officer since October 2015, and she previously served as a member of the Board of Directors from March 2015 to December 2015. Prior to joining Helius, Ms. LaViscount served as chief operating officer and chief financial officer of MM Health Solutions, formerly MediMedia Health, from July 2012 to August 2015. Ms. LaViscount concurrently served as the chief financial officer of MediMedia Pharmaceutical Solutions from January 2014 to February 2015. Previously, Ms. LaViscount served as executive director/group controller North America of Aptalis Pharmaceuticals from February 2011 to July 2012. Ms. LaViscount is a Certified Public Accountant. She received a B.A. in business with a concentration in accounting from Franklin and Marshall College in 1984.

Other than their employment arrangements, there are no arrangements or understandings between Mr. Andreeff, Mr. Mathiesen or Ms. LaViscount and any other person with respect to the appointments described above, and none of Mr. Andreeff, Mr. Mathiesen or Ms. LaViscount has any family relationship with any director or executive officer of the Company. As previously disclosed, entities affiliated with Mr. Andreeff purchased shares of Class A Common Stock offered by the Company in the underwritten public offerings in November 2019 and February 2021 and both Ms. LaViscount and entities affiliated with Mr. Andreeff purchased shares of Class A Common Stock offered by the Company in the private placement in October 2020. Descriptions of such related person transactions are included in Company’s definitive proxy statement for the 2021 annual meeting of stockholders filed with the Securities and Exchange Commission on April 23, 2021 and incorporated herein by reference. Other than the foregoing, none of Mr. Andreeff, Mr. Mathiesen or Ms. LaViscount is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Board Changes

Following the appointments described above, Mr. Andreeff will continue to serve as a director of the Company. Mr. Mathiesen resigned from the Board of Directors of the Company and all committees thereof, and the Board of Directors reduced its size from six directors to five directors, effective June 14, 2021. Mr. Mathiesen’s decision to resign is not the result of any disagreement with the Company and was in connection with his appointment as Chief Financial Officer and Treasurer.

In connection with Mr. Mathiesen’s resignation from the Board of Directors and all committees thereof, Sherrie Perkins, a current independent member of the Board of Directors, was appointed as a member of the Audit Committee, and Blane Walter, a current independent member of the Board of Directors and member of the Audit Committee, was appointed chair of the Audit Committee. The Board of Directors has also determined that Mr. Walter qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission rules.

Employment Agreements

On June 14, 2021, the Company entered into an Employment Agreement with each of Mr. Andreeff and Mr. Mathiesen (collectively, the “Employment Agreements”). The following description of the Employment Agreements is not complete and is qualified in its entirety by reference to the Employment Agreements filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference. The Employment Agreements have an initial term (the “Initial Term”) of three years beginning on June 14, 2021 and automatically renew for an additional one year period at the end of the Initial Term and each anniversary thereafter (a “Renewal Term”) provided that at least 90 days prior to the expiration of the Initial Term or any renewal term the Board does not notify Mr. Andreeff or Mr. Mathiesen of its intention not to renew.

The Employment Agreements entitle Mr. Andreeff and Mr. Mathiesen to, among other benefits, the following compensation:

•                  An annual base salary of $350,000 and $335,000, respectively, reviewed at least annually;

•                  An annual cash bonus in an amount of up to 50% and up to 40%, respectively, of annual base salary, and the Company may elect to pay up to 50% or 70%, respectively, of any earned annual bonus in shares of the Company’s Class A Common Stock in lieu of cash, as a fully vested stock award;

•                 Participation in equity-based long-term incentive compensation plans generally available to senior executive officers of the Company;

•                  Participation in welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) made available to other senior executive officers of the Company;

•                  Prompt reimbursement for all reasonable expenses in accordance with the plans, practices, policies and programs of the Company; and

•                  20 days of paid vacation, to be taken in accordance with the Company’s policies and practices.

Pursuant to the Employment Agreements, on June 14, 2021, Mr. Andreeff and Mr. Mathiesen were granted an option to purchase 261,000 shares and 103,000 shares, respectively, of Class A Common Stock under the Company’s 2018 Omnibus Incentive Plan, as amended (the “Plan”), at a per share exercise price equal to the closing price of the Company’s Class A Common Stock on the Nasdaq Capital Market on such date. The option awards will be evidenced by a stock option grant notice and option agreement substantially in the form included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.  The options have a 10 year term, and the shares subject to the options shall vest and become exercisable as follows, subject to the Mr. Andreeff or Mr. Mathiesen’s continuous service with the Company or an affiliate through such vesting dates:

•	25% of the shares subject to each option shall be immediately vested and exercisable;

•

25% of the shares subject to each option shall vest and become exercisable on the date that the Company completes a qualified equity financing yielding aggregate gross proceeds of at least $15,000,000 in a single transaction or a series of related transactions; and

•

of the remaining shares subject to each option, 25% of such number remaining shall vest and become exercisable on the one year anniversary of the grant date, and the remainder shall vest in equal monthly installments on the last day of each full month over the next 36 months.

In the event that the Company consummates a transaction that constitutes a Change in Control (as defined in the Employment Agreements), then all of the unvested shares underlying such options shall fully vest and become exercisable immediately prior to the effectiveness of such change in control.

In the event of Mr. Andreeff or Mr. Mathiesen’s death during the employment period or a termination due to disability, such officer or his beneficiaries or legal representatives shall be provided any annual base salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the employment period ends and certain other benefits provided for in the Employment Agreements (the “Unconditional Entitlements”). In the event of termination for cause by the Company or the termination of employment as a result of resignation without good reason, Mr. Andreeff and Mr. Mathiesen shall be provided the Unconditional Entitlements.

In the event of a resignation by Mr. Andreeff or Mr. Mathiesen for good reason, the exercise by the Company of its right to terminate such officer other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the Initial Term or any renewal term (not within twelve months following or three months prior to the effective date of a Change in Control), such officer shall receive the Unconditional Entitlements and, subject to such officer signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide such officer (i) a severance amount equal to the sum of his annual base salary as of the termination date and a pro-rated portion of his cash bonus for the year in which the termination occurs (the “Severance Amount”), (ii) Company-paid continued medical coverage for up to twelve months following such termination, and (iii) continued vesting of equity awards that would have vested if he had remained employed with the Company through the end of the then remaining portion of the Initial Term or the Renewal Term, as applicable (the “Conditional Benefits”).

In the event of a resignation by Mr. Andreeff or Mr. Mathiesen for good reason, the exercise by the Company of its right to terminate such officer other than for cause, death or disability or the Company’s election not to extend the employment period upon expiration of the Initial Term or any renewal term, in each case, within twelve months following or three months prior to the effective date of a Change in Control, such officer shall receive (i) the Unconditional Entitlements, (ii) 2.0 times or 1.5 times, respectively, the sum of his annual base salary and target cash bonus, (iii) accelerated vesting of all equity awards that were assumed, continued or substituted by the surviving or acquiring corporation in the Change in Control and remain subject to time-based vesting conditions, if any, and (iv) the Conditional Benefits except the Severance Amount.

During employment and for the one year period after termination, each of Mr. Andreeff and Mr. Mathiesen is subject to non-solicitation and non-competition requirements.

Item 7.01 Regulation FD Disclosure.

On June 15, 2021, the Company issued a press release announcing the appointment of Mr. Andreeff and Mr. Mathiesen. A copy of the press release is furnished herewith as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between Helius Medical Technologies, Inc. and Dane C. Andreeff effective as of June 14, 2021.

10.2	Employment Agreement by and between Helius Medical Technologies, Inc. and Jeffrey S. Mathiesen effective as of June 14, 2021.

10.3	2018 Omnibus Incentive Plan Form of Option Grant Agreement – Initial Grants to Dane C. Andreeff and Jeffrey S. Mathiesen.

99.1	Press Release dated June 15, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: June 15, 2021	By:	/s/ Joyce LaViscount
Joyce LaViscount
Chief Operating Officer and Secretary